P&N
Postlethwaite & Netterville

8550 United Plaza Blvd., Ste. 1001 – Baton Rouge, LA 70809
225-922-4600 Phone – 225-922-4611 Fax – pncpa.com

A Professional Accounting Corporation

December 8, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated December 6, 2023 of Peoples Financial Corporation and are in agreement with the statements contained therein as it regards our firm. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01.

Sincerely,

Postlethwaite & Netterville

Postlethwaite & Netterville